Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to the Form SB-2 (No. 333-145304) of our report dated August 9, 2007, relating to the financial statements of NitroSecurity, Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” which appears in such Registration Statement.
/s/ Carlin, Charron & Rosen, LLP
Boston, Massachusetts
October 4, 2007